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                                  BYLAWS
                                    OF
                         DOWDY MINNESOTA 10, INC.

                                 ARTICLE I


                                  Offices
                                 --------

     Section 1. The registered office of the corporation in the State of Florida shall be located in the City of Orlando, County of Orange. The corporation may have such other offices, either within or without the State of Florida as the Board of Directors may designate or as the business of the corporation may from time to time require.

                                ARTICLE II
                         Meetings of Shareholders
                         ------------------------

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held on the first day of July of each year. The annual meeting of the shareholders for any year shall be held no later than thirteen months after the
last preceding annual meeting of the shareholders.   Business
transacted at the annual meeting shall include the election of directors of the corporation.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held when directed by the President, the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.
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     SECTION 3.  PLACE.  Meetings of shareholders may be held
within or without the State of Florida. If no designation is made, the place of the meeting shall be the registered office of the corporation.

     SECTION 4. NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another place or time, it shall not be necessary to give any notice of the adjourned meeting if the place and time to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

     SECTION 6. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.
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     In lieu of closing the stock transfer books, the Board of
Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting

     SECTION 7. VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meetings or any adjournment thereof, with the address of each shareholder and the number and class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation, and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

     If the requirements of this section have not been substantially complied with, the meeting, on demand of any
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shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting .

     SECTION 8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

     After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     SECTION 9.  VOTING OF SHARES.   Each shareholder entitled to
vote in accordance with the terms and provisions of the Articles of Incorporation and these Bylaws shall be entitled to one vote for each share of stock owned by such shareholder. Upon the demand of any shareholder, the vote for directors shall be by ballot. All other requirements as to voting, voting trusts and shareholders' agreements shall be in accordance with the laws of the State of Florida.
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     SECTION 10.  PROXIES.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or a shareholder's duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

     If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

     If a proxy expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

     SECTION 11. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required by law, these Bylaws, or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were
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present and voted.  If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

     Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair market value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

                                ARTICLE III
                                 Directors
                               ------------

     SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be managed under the direction of the Board of Directors.

     SECTION 2. QUALIFICATION. Directors need not be residents of this state or shareholders of this corporation.

     SECTION 3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

     SECTION 4. DUTIES OF DIRECTORS. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

     In performing his duties, a director shall be entitled to
rely on information, opinions, reports or statements, including
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financial statements and other financial data, in each case prepared or presented by:

     (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,

     (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

     (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

     A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

     SECTION 5. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

     SECTION 6. NUMBER. This corporation shall be managed by a board of at least one director. The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 7. ELECTION AND TERM. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next
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succeeding annual meeting, or until a successor shall have been elected and qualified or until the earlier resignation, removal from office, or death.

     SECTION 8. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

     SECTION 9.  REMOVAL OF DIRECTORS.  At a meeting of
shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without:
cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     SECTION 10. QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The action of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 11. EXECUTIVE AND OTHER COMMITTEES. The directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and other committees, and each such committee shall serve at the pleasure of the Board with the authority contained in the Florida Statutes. The Board, by resolution, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

     SECTION 12. REGULAR MEETINGS. A regular meeting of the directors shall be held without other notice than this Bylaw, immediately after and at the same place as the annual meeting of the shareholders.

     SECTION 13. SPECIAL MEETINGS. Special meetings of the directors may be called by the President or by any two directors.
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The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them. Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 14. NOTICE. Written notice of the time and place of special meetings of directors shall be given to each director either by personal delivery or by mail, telegram or cablegram at least two days before the meeting. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting and any objection to the transaction of business because the meeting is not lawfully called or convened. The business to be transacted at or the purpose of any special meeting of the directors shall be specified in the written waiver of notice.

     SECTION 15. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the directors of the corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.


                                ARTICLE IV
                                 Officers
                               ------------

     SECTION 1. OFFICERS. The officers of this corporation shall consist of a president, vice president, secretary, and treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents
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as may be deemed  necessary may be elected or appointed by the
Board of Directors from time to time. Any two or more offices may be held by the same person. The directors shall elect officers of the corporation annually at the meeting of the directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, resignation, or until he shall have been removed in the manner provided herein.

     SECTION 2. DUTIES OF OFFICERS. The officers of this corporation shall have the following duties:

     THE PRESIDENT shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the shareholders and the Board of Directors.

     THE VICE PRESIDENT shall be delegated executive duties by the President and serve in his place and stead in his absence.

     THE SECRETARY shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or the President.

     THE TREASURER shall have custody of the corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of the shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the directors or the President.

     SECTION 3. REMOVAL. Any officer or agent elected or appointed by the directors may be removed whenever, in their judgment, the best interests of the corporation would be served
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thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                                 ARTICLE V
                          Certificates for Shares
                         ------------------------

     SECTION 1. ISSUANCE. Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

     SECTION 2. FORM. Certificates representing shares of the corporation shall be signed by the President and Secretary or by such other officers authorized by the directors under the laws of the State of Florida, and may be sealed with the seal of the corporation or a facsimile thereof. All certificates shall be
consecutively numbered or otherwise identified.   All
certificates representing shares shall state upon the face thereof: The name of the corporation; that the corporation is organized under the laws of this State; the name of the person or persons to whom issued; the number and class of shares and designation of series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value .

     SECTION 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond, in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

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     SECTION 4.  TRANSFER OF SHARES.  Upon surrender to the
corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

     The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this State.

                                ARTICLE VI
                             Books and Records
                            -------------------

     This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, directors and committees of directors upon the terms and conditions provided by law.

                                ARTICLE VII
                                 Dividends
                                -----------

     The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares upon the terms and conditions provided by law.


                               ARTICLE VIII
                                Fiscal Year
                              --------------

     The fiscal year of the corporation shall begin on the first day of January of each year, and end on the 31st day of December of each year.

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                                ARTICLE IX
                              Corporate Seal
                            ------------------

     The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, state of incorporation, year of incorporation, and the words "CORPORATE SEAL."

                                 ARTICLE X
                                 Amendment
                              --------------

     These Bylaws may be repealed or amended, and new Bylaws adopted by either the directors or the shareholders, but the directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide such Bylaw not subject to amendment or repeal by the directors.